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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      ----------------------------------


                                   FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(b) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                       NAB Exchangeable Preferred Trust*
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            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Delaware                                  51-0383680
           --------                                  ----------
(STATE OF INCORPORATION OR ORGANIZATION)     (IRS EMPLOYER IDENTIFICATION NO.)


       c/o Puglisi & Associates                          19715
          850 Library Avenue                             -----
               Suite 204                               (ZIP CODE)
            Newark, Delaware
            ----------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                               NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED        EACH CLASS IS TO BE REGISTERED
---------------------------------------        -------------------------------

Trust Units Exchangeable for                      New York Stock Exchange, Inc.
Preference Shares-SM- ("TrUEPrs-SM-")




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*     Formerly XYZ Exchangeable Preferred Trust
-SM-  Service mark of Merrill Lynch & Co., Inc.



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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

     Securities Act registration statement file number to which this form relates: 333-60719 (if applicable).



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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
None.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of the TrUEPrS" in the Registrant's preliminary prospectus forming a part of the Registrant's Registration Statement on Form N-2 (File Nos. 333-60719 and 811-08939), as amended by Pre-Effective Amendment No. 1 and as further amended by Pre-Effective Amendment No. 2 (the "Registration Statement"), is incorporated herein by reference.




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ITEM 2. EXHIBITS.

     The following exhibits are incorporated by reference in this Registration Statement.

     99(a)  Trust Agreement of XYZ Exchangeable Preferred Trust.*

     99(b) Form of Amended and Restated Trust Agreement, by and between ML IBK Positions, Inc., the Trustees of NAB Exchangeable Preferred Trust, the Depositor and the Holders (as defined therein).*

     99(c)  Certificate of Trust.*

     99(d)  Restated Certificate of Trust.*

     99(e)  Form of Specimen certificate for TrUEPrs (included in Exhibit
            99(b)).*






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*    Incorporated herein by reference to the Registrant's Registration
Statement on Form N-2 (File Nos. 333-60719 and 811-08939).




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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       NAB Exchangeable Preferred Trust
                                       (Registrant)



                                       By:  /s/ Donald J. Puglisi
                                          -----------------------------
                                          Donald J. Puglisi
                                          Managing Trustee


September 24, 1998